Exhibit 99.2

PepGen Announces Pricing of $100 Million Public Offering

September 24, 2025

BOSTON--(BUSINESS WIRE)--Sep. 24, 2025-- PepGen Inc. (Nasdaq: PEPG), a clinical-stage biotechnology company developing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases, today announced the pricing of an underwritten offering of 31,250,000 shares of its common stock at a price to the public of $3.20 per share. The aggregate gross proceeds to PepGen from this offering are expected to be $100 million, before deducting underwriting discounts and commissions and offering expenses payable by PepGen. The offering is expected to close on or about September 26, 2025, subject to customary closing conditions. In addition, PepGen has granted the underwriters a 30-day option to purchase up to 4,687,500 additional shares of common stock at the public offering price, less the underwriting discount.

Leerink Partners and Stifel are acting as joint bookrunning managers for the offering.

PepGen currently intends to use the net proceeds from this offering to fund its ongoing research and clinical development efforts, including the FREEDOM-DM1 and FREEDOM2-DM1 clinical trials, as well as for working capital and other general corporate purposes.

The securities are being offered pursuant to a registration statement on Form S-3 that was previously filed with, and subsequently declared effective on July 8, 2024, by the Securities and Exchange Commission (“SEC”). A final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC, and are or will be available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com or Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, telephone: (415) 364-2720 or by emailing syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PepGen

PepGen Inc. is a clinical-stage biotechnology company developing the next generation of oligonucleotide therapies with the goal of transforming the treatment of severe neuromuscular and neurological diseases. PepGen’s Enhanced Delivery Oligonucleotide (EDO) platform is founded on over a decade of research and development and leverages cell-penetrating peptides to improve the uptake and activity of conjugated oligonucleotide therapeutics. Using these EDO peptides, the Company is generating a pipeline of oligonucleotide therapeutic candidates designed to target the root cause of serious diseases.

Forward Looking Statements

This press release contains forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Any forward-looking statements in this press release are based on PepGen’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to completion of the offering on the anticipated terms, or at all, include, but are not limited to, market conditions and the satisfaction of customary closing conditions related to the offering. Additional risks concerning PepGen’s programs and operations are described in our most recent annual report on Form 10-K and quarterly report on Form 10-Q that are filed with the SEC. PepGen explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

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Investor Contact

Laurence Watts

New Street Investor Relations

laurence@newstreetir.com

Source: PepGen Inc.